UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2005

INFINITY, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-17204	84-1070066
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1401 W. Main Street, Suite C
Chanute, Kansas	66720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (620) 431-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page
Item 1.01. Entry into a Material Definitive Agreement	1

Item 1.02. Termination of a Material Definitive Agreement	1

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant	2

Item 3.02. Unregistered Sale of Equity Securities	2

Item 9.01. Financial Statements and Exhibits	2

Signature

Exhibit Index
Securities Purchase Agreement
Form of Initial Note
Form of Additional Note
Registration Rights Agreement
Form of Warrant
Form of Security Agreement
Form of Guaranty
Form of Mortgage

-i-

Item 1.01. Entry into a Material Definitive Agreement.

     On January 13, 2005, Infinity, Inc. (“Infinity”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the ‘Buyers”) pursuant to which Infinity sold, and the Buyers purchased $30 million aggregate principal amount of senior secured notes due January 13, 2009 (the “Notes”) and five-year warrants to purchase 924,194 shares of common stock at an exercise price of $9.09 per share and 732,046 shares of common stock at an exercise price of $11.06 per share (collectively, the “Warrants”). This transaction is exempt from securities registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The Notes have an initial maturity of 48 months subject to extension for an additional 12 months upon the mutual agreement of Infinity and the Buyers. The Notes bear interest at 3-month LIBOR plus 675 basis points, to be adjusted the first business day of each calendar quarter. The Notes are secured by substantially all of the assets of Infinity and its subsidiaries and are guaranteed by each of Infinity’s active subsidiaries. The Notes are redeemable by Infinity for cash at any time during the first year at 105% of par value, declining by 1% per year thereafter (101% during any extended maturity period), together with any accrued and unpaid interest. Under certain circumstances, Infinity has the option to repay the Notes with shares of common stock in lieu of cash.

     At quarterly intervals and over a three year period, commencing in the third quarter of 2005, Infinity has the option to sell additional notes (the “Additional Notes”), along with additional warrants, in amounts of up to $15 million in any rolling twelve month period and up to a maximum of $45 million. The Additional Notes would have an initial maturity of 42 months (54 months if the maturity of the Initial Notes is extended). The issuance of the Additional Notes is subject to Infinity’s future satisfaction of various closing conditions. The ability to issue Additional Notes or requirement to prepay Notes prior to maturity will depend upon a maximum Notes balance calculated quarterly based generally on a combination of performance of Infinity’s oilfield service business and the SEC after-tax PV-10% value of Infinity’s proved reserves.

     The Purchase Agreement (including the schedules thereto), the form of Initial Note, the form of Additional Note, the form of Warrant, the form of Security Agreement, the form of Guaranty and the form of Mortgage are filed with this Current Report.

     In connection with the issuance of the Notes and the Warrants, Infinity also entered into a registration rights agreement, dated January 13, 2005, with the Buyers, (the “Registration Rights Agreement”) pursuant to which Infinity agreed to file a shelf registration statement covering resales of the ordinary shares issuable upon exercise of the Warrants. The Registration Rights Agreement is filed with this Current Report.

     Infinity has used a portion of the proceeds from the sale of the Notes and Warrants to repay all amounts outstanding pursuant to a Loan and Security Agreement between LaSalle Bank N.A. and Consolidated Oil Well Services, Inc. and a Credit Agreement between U.S. Bank National Association and Infinity Oil & Gas of Wyoming, Inc., and those credit arrangements have been terminated. Infinity will use the remaining proceeds to pay costs and expenses related to the sale of the Notes and Warrants, to redeem its 8% Subordinated Convertible Notes due 2006 and to fund its oil and gas exploration and development activities.

Item 1.02 Termination of a Material Definitive Agreement

          See Item 1.01 which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

          See Item 1.01 which is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

          See Item 1.01 which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

          (c) The following Exhibits are filed herewith:

          Exhibit 4.1.       Securities Purchase Agreement

          Exhibit 4.2.       Form of Initial Note

          Exhibit 4.3.       Form of Additional Note

          Exhibit 4.4.       Registration Rights Agreement

          Exhibit 4.5.       Form of Warrant

          Exhibit 4.6.       Form of Security Agreement

          Exhibit 4.7.       Form of Guaranty

          Exhibit 4.8       Form of Mortgage

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: January 13, 2005

Infinity, Inc.
By:	/s/ James A. Tuell
James A. Tuell
Senior Vice President

3

Exhibit Index

Exhibit No.	Description
Exhibit 4.1.	Securities Purchase Agreement

Exhibit 4.2.	Form of Initial Note

Exhibit 4.3.	Form of Additional Note

Exhibit 4.4.	Registration Rights Agreement

Exhibit 4.5.	Form of Warrant

Exhibit 4.6.	Form of Security Agreement

Exhibit 4.7.	Form of Guaranty

Exhibit 4.8	Form of Mortgage